Securities and Exchange Commission (the "Commission")
Washington, DC 20549

Form 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) OR 12(g) of
the Securities Exchange Act of 1934 (the "Exchange Act")

Lehman Brothers Holdings Inc. (the "Registrant")
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

13-3216325
(IRS employer identification no.)

3 World Financial Center
New York, New York 10285
(Address of principal executive offices, including zip code)

If this form relates to the registration of a class of securities pursuant to
Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ X ]

If this form relates to the registration of a class of securities pursuant to
Section 12 (g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box.  [   ]

Securities to be Registered Pursuant to Section 12(b) of the Exchange Act:

                                            Name of Each Exchange
Title of Each Class                         on Which Each Class is
to be so Registered                         to be Registered
------------------------------              ------------------------------
5.94% Cumulative Preferred
Stock, Series C*                            New York Stock Exchange, Inc.

Depositary Shares, Each
Representing a One-Tenth Interest
in a Share of 5.94% Cumulative
Preferred Stock, Series C                   New York Stock Exchange, Inc.

Securities to be Registered Pursuant to Section 12(g) of the Exchange Act:

None

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* Application to be made for listing, not for trading, in connection with the registration of the Depositary Shares.

Item 1.  Description of Registrant's Securities to be Registered.

The Registrant hereby incorporates by reference the descriptions set forth under the captions "Certain Terms of Series C Preferred Stock," "Description of Depositary Shares" and "Description of Offered Preferred Stock" on pages S-2 to S-9 and 25 to 31 of the Prospectus Supplement dated May 11, 1998 to Prospectus dated May 4, 1998, filed with the Commission on May 13, 1998 pursuant to Rule 424(b)(2) under the Securities Act of 1933.

Item 2.  Exhibits.

The securities described herein are to be registered pursuant to Section 12(b) of the Exchange Act on an exchange on which other securities of the Registrant are currently registered. In accordance with the instructions regarding exhibits on Form 8-A, the following exhibits are incorporated herein by reference:

1.1 Restated Certificate of Incorporation of the Registrant dated May 27, 1994 (incorporated by reference to Exhibit 3.1 of the Registrant's Transition Report on Form 10-K for the eleven months ended November 30, 1994, filed with the Commission on February 28, 1995).

1.2 Certificate of Designations with respect to the Registrant's 5.94% Cumulative Preferred Stock, Series C (incorporated by reference to Exhibit
     4.1 of the Registrant's Current Report on Form 8-K filed with the Commission on May 13, 1998).

1.3 By-Laws of the Registrant, amended as of March 26, 1997 (incorporated by reference to Exhibit 3 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended February 28, 1997, filed with the Commission on April 14, 1997).

1.4 Form of Deposit Agreement with respect to the Depositary Shares (including the form of Depositary Receipt to be issued thereunder) (incorporated by reference to Exhibit 4(t) of the Registrant's Registration Statement on Form S-3 filed with the Commission on April 15, 1998).

Signature

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Lehman Brothers Holdings Inc.

/s/      Jennifer Marre
         Vice President

May 29, 1998